UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.      )

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☒	Definitive Proxy Statement

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☐	Soliciting Material under §240.14a-12

HighPeak Energy, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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HIGHPEAK ENERGY, INC.
421 W. 3rd Street, Suite 1000
Fort Worth, Texas 76102

April 16, 2025

Dear Stockholders of HighPeak Energy, Inc.,

On behalf of the Board of Directors of HighPeak Energy, Inc. (the “Company” or “HighPeak”), we are pleased to invite you to our 2025 Annual Meeting of Stockholders, to be held at 421 W. 3rd Street, Suite 1000, Fort Worth, Texas 76102 on June 3, 2025, at 10:00 a.m., Central Time.

The accompanying proxy materials, including the accompanying proxy statement and proxy card, are being distributed and made available to our stockholders of record as of the close of business on April 8, 2025. The accompanying proxy materials provide the information necessary for our stockholders to submit their votes for each of the Company’s proposals.

Your vote is very important to us. We encourage you to sign and return your proxy card and/or vote by telephone or electronically over the internet following the instructions on the Notice of Annual Meeting of Stockholders as soon as possible to ensure your shares will be represented and voted at the meeting.

On behalf of the Board of Directors, we express our appreciation for your support of HighPeak.

Sincerely,

/s/ Jack Hightower
Jack Hightower
Chairman and Chief Executive Officer

HIGHPEAK ENERGY, INC.
421 W. 3rd Street, Suite 1000
Fort Worth, Texas 76102

NOTICE OF 2025 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD AT 10:00 A.M. CENTRAL TIME ON JUNE 3, 2025

PROXY STATEMENT

To the Stockholders of HighPeak Energy, Inc.:

Notice is hereby given that the 2025 Annual Meeting of Stockholders of HighPeak Energy, Inc. (the “Company,” “HighPeak,” “HighPeak Energy,” “we,” “us” or “our”) will be held on June 3, 2025, at 10:00 a.m., Central Time (the “Annual Meeting”) at 421 W. 3rd Street, Suite 1000, Fort Worth, Texas 76102.

The Annual Meeting is being held for the following purposes:

1.

To elect the two Class B director nominees named in this proxy statement to the Company’s Board of Directors, each of whom will hold office until the 2028 Annual Meeting of Stockholders and until his or her successor is elected and qualified or until his or her earlier of death, resignation or removal;

2.	To ratify the appointment of Weaver and Tidwell, L.L.P. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025; and

3.	To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

All stockholders of record at the close of business on April 8, 2025 (the “Record Date”), will be entitled to receive notice of and to vote at the Annual Meeting or any adjournment or postponement of the Annual Meeting.

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, WE URGE YOU TO VOTE YOUR SHARES BY INTERNET, TELEPHONE, OR BY SIGNING, DATING AND RETURNING THE PROXY CARD. IF YOU CHOOSE TO ATTEND THE ANNUAL MEETING, YOU MAY STILL VOTE YOUR SHARES AT THE ANNUAL MEETING, EVEN THOUGH YOU HAVE PREVIOUSLY VOTED OR RETURNED YOUR PROXY BY ANY OF THE METHODS DESCRIBED IN OUR PROXY STATEMENT. IF YOUR SHARES ARE HELD IN A BANK OR BROKERAGE ACCOUNT, PLEASE REFER TO THE MATERIALS PROVIDED BY YOUR BANK OR BROKER FOR VOTING INSTRUCTIONS.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2025 ANNUAL MEETING OF STOCKHOLDERS OF HIGHPEAK ENERGY TO BE HELD AT 10:00 A.M., CENTRAL TIME, ON JUNE 3, 2025 AT 421 W. 3RD STREET, SUITE 1000, FORT WORTH, TEXAS 76102. We have elected to take advantage of the U.S. Securities and Exchange Commission rules that allow companies to furnish proxy materials to their stockholders on the internet. This Notice of the 2025 Annual Meeting of Stockholders (“Notice”) as well as the accompanying proxy statement, proxy card and Annual Report on Form 10-K for the fiscal year ended December 31, 2024 are available at https://www.cstproxy.com/highpeakenergy/2025.

ALL STOCKHOLDERS ARE EXTENDED A CORDIAL INVITATION TO ATTEND THE ANNUAL MEETING.

By Order of the Board of Directors,

/s/ Jack Hightower
Jack Hightower
Chairman and Chief Executive Officer

Fort Worth, Texas

April 16, 2025

HIGHPEAK ENERGY, INC.

TABLE OF CONTENTS

ABOUT THE ANNUAL MEETING	1
PROPOSAL ONE—ELECTION OF DIRECTORS	4
DIRECTORS AND SECTION 16 OFFICERS	5
MEETINGS AND COMMITTEES OF DIRECTORS	11
EXECUTIVE COMPENSATION	13
DIRECTOR COMPENSATION	19
EQUITY COMPENSATION PLAN INFORMATION	20
CORPORATE GOVERNANCE	21
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	24
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	26
PROPOSAL TWO—RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	28
AUDIT COMMITTEE REPORT	30
STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS	31
AVAILABILITY OF CERTAIN DOCUMENTS	32

i

HIGHPEAK ENERGY, INC.

421 W. 3RD STREET, SUITE 1000
FORT WORTH, TEXAS 76102

PROXY STATEMENT
2025 ANNUAL MEETING OF STOCKHOLDERS

The Board of Directors (the “Board of Directors” or the “Board”) of HighPeak Energy, Inc. (the “Company,” “HighPeak,” “HighPeak Energy,” “we,” “us” or “our”) requests your proxy for the 2025 Annual Meeting of Stockholders (the “Annual Meeting”) that will be held on June 3, 2025, at 10:00 a.m., Central Time at 421 W. 3rd Street, Suite 1000, Fort Worth, Texas 76102. By granting the proxy, you authorize the persons named on the proxy to represent you and vote your shares at the Annual Meeting. Those persons will also be authorized to vote your shares to adjourn the Annual Meeting from time to time and to vote your shares at any adjournments or postponements of the Annual Meeting.

This proxy statement (this “Proxy Statement”) is dated April 16, 2025 and is first being mailed to our stockholders on or about that date. Please read the enclosed information and our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 (the “Annual Report on Form 10-K”) carefully before voting your proxy.

ABOUT THE ANNUAL MEETING

Purpose of the Annual Meeting

The purpose of the Annual Meeting is for our stockholders to consider and act upon the proposals described in this Proxy Statement and any other matters that properly come before the Annual Meeting or any adjournment or postponement thereof. In addition, management will report on the performance of the Company and respond to questions from stockholders.

Proposals to be Voted Upon at the Annual Meeting

At the Annual Meeting, our stockholders will be asked to consider and vote upon the following two proposals:

●

Proposal ONE: To elect the two Class B director nominees named in this Proxy Statement to the Company’s Board of Directors, each of whom will hold office until the 2028 Annual Meeting of Stockholders (the “2028 Annual Meeting”) and until his or her successor is elected and qualified or until his or her earlier of death, resignation or removal; and

●	Proposal TWO: To ratify the appointment of Weaver and Tidwell, L.L.P. (“Weaver”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025.

In addition, any other matters that properly come before the Annual Meeting or any adjournment or postponement thereof will be considered. As of the date of this Proxy Statement, the Board does not intend to present any matters other than those described herein at the Annual Meeting and is unaware of any matters to be presented by other parties. If other matters are properly brought before the meeting for action by the stockholders, proxies will be voted in accordance with the recommendation of the Board or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

Recommendation of the Board

The Board recommends that you vote FOR each of the two Class B director nominees to the Board (Proposal ONE) and FOR the ratification of the appointment of Weaver as our independent registered public accounting firm for the fiscal year ending December 31, 2025 (Proposal TWO).

Voting at the Annual Meeting

The Company’s common stock, par value $0.0001 per share (the “Common Stock”), is the only security of HighPeak Energy that entitles holders to vote generally at the annual meetings of the Company’s stockholders. Each share of Common Stock outstanding as of April 8, 2025 (the “Record Date”) entitles the holder thereof to one vote at the Annual Meeting. HighPeak Energy’s Common Stock is listed and traded on the Nasdaq Global Market (the “Nasdaq”) under the ticker symbol “HPK.”

If, on the Record Date, you hold shares of our Common Stock that are registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company (“Continental”), you are considered the stockholder of record with respect to those shares. Broadridge, Inc. is sending these proxy materials directly to you on our behalf. As a stockholder of record, you may vote electronically over the internet or at the Annual Meeting or by proxy by signing and submitting your proxy card or by submitting your vote by telephone. Whether or not you plan to attend the Annual Meeting, we urge you to vote by way of internet, telephone or by completing and returning the proxy card. If you submit a properly executed proxy but do not give voting instructions as to how your shares of Common Stock should be voted on a particular proposal at the Annual Meeting, your shares will be voted in accordance with the recommendations of our Board as on all matters presented in this Proxy Statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by: (1) delivering a written notice of revocation addressed to HighPeak Energy, Inc., Attn: Chief Financial Officer, 421 W. 3rd Street, Suite 1000, Fort Worth, Texas 76102, (2) a duly executed proxy bearing a later date, or (3) attending the Annual Meeting and voting. Your last vote or proxy will be the vote or proxy that is counted. Attendance at the Annual Meeting will not cause your previously granted proxy to be revoked unless you vote or specifically so request at the Annual Meeting.

If, on the Record Date, you hold shares of our Common Stock in an account with a brokerage firm, bank or other nominee, then you are a beneficial owner of the shares and hold such shares in “street name,” and these proxy materials will be forwarded to you by that organization. As a beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote the shares held in their account, and the nominee has enclosed or provided voting instructions for you to use in directing how to vote your shares. The brokerage firm, bank or nominee that holds your shares, however, is considered the stockholder of record for purposes of voting at the Annual Meeting. Because you are not the stockholder of record, you may not vote your shares at the Annual Meeting unless a legal proxy from your broker, bank or other nominee confirming your beneficial ownership of the shares as of the Record Date is obtained. Whether or not you plan to attend the Annual Meeting, we urge you to vote by following the voting instructions provided to you to ensure that your vote is counted.

If you are a beneficial owner and do not provide your broker, bank or other nominee with specific voting instructions, and your broker, bank or other nominee does not have discretionary power to vote your shares, your shares may result in “broker non-votes” for certain matters. Broker non-votes occur when shares held by a broker, bank or other nominee for a beneficial owner are not voted with respect to a particular proposal and generally occur because the broker, bank or other nominee (1) does not receive specific voting instructions from the beneficial owner, and (2) lacks discretionary authority to vote the shares. Brokers, banks and other nominees have discretionary authority to vote on ratification of our independent registered public accounting firm for clients who have not provided voting instructions. However, without voting instructions from their clients, they cannot vote on “non-routine” proposals, including the election of directors as further described in Proposal ONE. Shares that constitute broker non-votes will be counted for the purpose of establishing a quorum at the Annual Meeting.

Voting results will be tabulated and certified by the inspector of elections appointed for the Annual Meeting. If you receive more than one Notice of 2025 Annual Meeting of Stockholders (“Notice”), it is because your shares are registered in more than one name or are registered in different accounts. Please follow the instructions on each Notice received to ensure that all your shares are voted.

A list of stockholders of record as of the Record Date will be available for inspection during ordinary business hours at our offices located at 421 W. 3rd Street, Suite 1000, Fort Worth, Texas 76102, for a period of ten days prior to the date of our Annual Meeting.

Quorum Requirement for the Annual Meeting

The presence at the Annual Meeting of the persons holding a majority of our shares of Common Stock issued and outstanding on the Record Date and entitled to vote thereat will constitute a quorum, permitting us to conduct our business at the Annual Meeting. On the Record Date, there were 126,067,436 shares of Common Stock outstanding, held by approximately 35 stockholders of record, which does not include stockholders whose shares are held in “street name.” Abstentions (i.e., if you or your broker, bank or other nominee mark “ABSTAIN” on a proxy or voting instruction form, or if a stockholder of record attends the Annual Meeting but does not vote (either before or during the Annual Meeting)) and broker non-votes will be considered to be shares present at the Annual Meeting for purposes of a quorum.

Required Votes

Proposal One—Election of Directors. Each director will be elected by the vote of the plurality of the votes validly cast on the election of directors at the Annual Meeting. Broker non-votes are not taken into account in determining the outcome of the election of director nominees. A ballot for a nominee that is marked WITHHOLD will not be counted as a vote cast.

Proposal Two—Ratification of our Independent Registered Public Accounting Firm. Approval of the proposal to ratify our Audit Committee’s appointment of Weaver as our independent registered public accounting firm for the fiscal year ending December 31, 2025, requires the affirmative vote of the holders of at least a majority of the shares of Common Stock present or represented by proxy at the Annual Meeting and entitled to vote thereat. An abstention will have the effect of a vote against this proposal. Because record holders have discretion to vote your shares on this proposal, we expect there will be no broker non-votes.

Solicitation of Proxies

Solicitation of proxies may be made via the internet, mail, personal interview or telephone by officers, directors and regular employees of the Company. The Company may also request banking institutions, brokerage firms, custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of our Common Stock that those companies or persons hold of record, and the Company will reimburse the forwarding expenses. In addition, the Company has retained Continental to provide various services relating to the tabulation of votes, for an aggregate fee of approximately $6,250. The Company will bear all costs of solicitation.

Default Voting

A proxy that is properly completed and submitted will be voted at the Annual Meeting in accordance with the instructions on the proxy, unless revoked as described above. If you properly execute and submit a proxy, but do not provide any voting instructions, your shares will be voted (i) FOR each of the two Class B director nominees listed in Proposal ONE and (ii) FOR the ratification of our independent registered public accounting firm for the year ending December 31, 2025 in Proposal TWO.

If any other business properly comes before the stockholders for a vote at the Annual Meeting, your shares will be voted in accordance with the discretion of the holders of the proxy. The Board of Directors knows of no matters, other than those previously stated, to be presented for consideration at the Annual Meeting.

Internet Availability of Proxy Materials

The Company will take advantage of the “Notice and Access” rules adopted by the U.S. Securities and Exchange Commission (the “SEC”), which allow public companies to deliver a Notice of Internet Availability of Proxy Materials (“Notice of Internet Availability”) and provide internet access to the proxy materials and annual report to their stockholders. The use of Notice and Access generates significant cost savings for the Company. In lieu of paper copies of the proxy statement and other materials, most of our stockholders will receive a Notice of Internet Availability containing instructions on how to access the proxy materials and Annual Report on Form 10-K and vote online. Please follow the instructions on the Notice of Internet Availability for requesting paper or e-mail copies of our proxy materials and Annual Report on Form 10-K. If you choose to receive future proxy materials by e-mail, you will receive an e-mail next year with instructions with links to the proxy materials, Annual Report on Form 10-K and to the proxy voting site. Your election to receive proxy materials by e-mail will remain in effect until you instruct us otherwise. Choosing to receive your future proxy materials by e-mail will save the Company the cost of printing and mailing documents to you.

PROPOSAL ONE—ELECTION OF DIRECTORS

The Amended and Restated Bylaws of the Company provides for a Board of Directors consisting of not less than three (3) nor more than ten (10) directors. Currently the Board consists of seven (7) directors.

The Board of Directors has nominated the following individuals for election as Class B directors of the Company’s Board of Directors, to serve until the 2028 Annual Meeting, and until his or her successor is elected and qualified or until his or her earlier of death, resignation or removal:

Keith A. Covington

Michael L. Hollis

Mr. Covington and Mr. Hollis are currently serving as Class B directors of the Company. Biographical information for each nominee is contained in the “Directors and Section 16 Officers” section below.

The Board of Directors has no reason to believe that any of its nominees will be unable or unwilling to serve if elected. If a director nominee becomes unable or unwilling to accept nomination or election, either the number of the Company’s directors will be reduced or the persons acting under the proxy will vote for the election of a substitute director nominee that the Board of Directors recommends.

Vote Required

The election of the two Class B director nominees in this Proposal ONE requires the affirmative vote of a plurality of the votes validly cast at the election. A vote to WITHHOLD will not be counted as a vote cast. Broker non-votes will not have any effect on the outcome of voting on director elections.

Recommendation of the Board

The Board of Directors unanimously recommends that stockholders vote FOR the election of each of the two Class B director nominees.

DIRECTORS AND SECTION 16 OFFICERS

The Company’s Board of Directors currently consists of seven members, and if the stockholders elect each of the director nominees to the Board as set forth in “Proposal One—Election of Directors” above, the Board will continue to consist of seven members. Each year, certain directors stand for re-election as their terms of office expire. Presented below is biographical information about each of the Company’s Section 16 officers, directors and director nominees.

After the Annual Meeting, assuming the stockholders elect the director nominees to the Board of Directors as set forth in “Proposal One—Election of Directors” above, the Board of Directors of the Company will be, and the Section 16 officers of the Company are:

Name	Age	Position with the Company
Jay M. Chernosky(1)(3)	65	Director
Sharon F. Fulgham(2)(4)	47	Director
Jack Hightower(2)(3)(4)	76	Chairman of the Board and Chief Executive Officer
Keith A. Covington(1)(2)(4)	61	Director Nominee
Jason A. Edgeworth(3)	40	Director
Michael L. Hollis(2)(3)(4)	49	President and Director Nominee
Larry C. Oldham(1)	71	Director
Rodney L. Woodard	69	Chief Operating Officer
Steven W. Tholen	74	Chief Financial Officer
Keith Forbes	62	Vice President and Chief Accounting Officer

(1) Member of the Audit Committee.

(2) Member of the Compensation Committee.

(3) Member of the Nominating & Governance Committee.

(4) Member of the ESG Committee.

Keith A. Covington, our director nominee, has served on our Board since August 2020 and is an active real estate investor specializing in residential properties in southern California for the past 29 years, most recently serving as a General Partner for Magnolia Partners since 2002.

Mr. Covington was an independent director on the board of directors of Gores Holdings IX, Inc. (a Special Purpose Acquisition Company (“SPAC”)), and a member of both its audit and compensation committees since its January 2022 IPO for $525 million until it was liquidated to stockholders at par in December 2024. Mr. Covington was an independent director on the board of directors of Gores Holdings VII, Inc., a SPAC, and a member of both its audit and compensation committees since its February 2021 IPO for $550 million, until it was liquidated to stockholders at par in December 2022.

Mr. Covington was a founding board member of Pure Resources, Inc. (“Pure Resources”), an energy company engaged in the exploration and development of oil and gas properties which had a market capitalization of over $1 billion and served such directorship from 2000 to 2002. As an independent director for over two years, Mr. Covington served as chairman of the audit committee and member of the compensation committee of Pure Resources and was a co-member of the special committee responsible for evaluating, negotiating and recommending on behalf of company shareholders the acquisition of Pure Resources to Unocal Corporation (acquired by Chevron Corporation) in October 2002.

Mr. Covington served in various capacities over 11 years at Davis Companies from 1991 to 2002, where he was Vice President and earlier served as Principal of Stone Canyon Venture Partners, LLC. Mr. Covington’s tenure included responsibility in the real estate and private equity/venture capital groups within the organization. Investment and operational experience within these areas included investments in trophy commercial and mixed-use real estate assets, gaming ventures, a chain of upscale health clubs, resort properties and hotels, a restaurant and a technology company. His responsibilities included extensive independent due diligence for potential acquisitions, financial analysis and comprehensive asset management for equity investments in real estate assets and operating companies valued at over $10 billion. Prior professional experience includes Janss Corporation, a Santa Monica, California real estate developer where he was responsible for due diligence and financial structuring and leasing of residential and commercial real estate projects from 1989 to 1990. Mr. Covington started his career as a Financial Analyst at PaineWebber Group Inc. (UBS Investment Bank) in New York with experience in real estate investment banking transactions including sale/leasebacks and the firm’s largest initial public offering and real estate master limited partnership from 1985 to 1987. Mr. Covington received his Master of Business Administration from the Stanford Graduate School of Business and earned a Bachelor of Arts cum laude in Economics from Claremont McKenna College. Mr. Covington maintains a California real estate broker’s license and has maintained board governance expertise through participation in KPMG’s Audit Committee Institute. Mr. Covington has previously served as Chief Financial Officer for the El Segundo Senior Housing Board for over five years.

Mr. Covington has been nominated as a Class B director, and if elected at the Annual Meeting, to serve until the 2028 Annual Meeting of Stockholders of HighPeak Energy, or until his earlier death, resignation or removal. We believe that, based on Mr. Covington’s prior board experience in the oil and natural gas industry and broad experience in significant financial transactions, Mr. Covington is well-qualified to serve as a member of the Board of HighPeak Energy.

Michael L. Hollis, our director nominee, has served as our President and as a member of our Board since August 2020. Prior to the HighPeak business combination, Mr. Hollis served as President of Pure Acquisition Corp. (“Pure”) (Nasdaq: PACQ) from December 2019 until August 2020. Prior to joining Pure, Mr. Hollis served as President and Chief Operating Officer (“COO”) of Diamondback Energy, Inc. (“Diamondback”) (Nasdaq: FANG), a Permian focused oil and gas producer, from January 2017 through September 2019, prior to which he served as COO since 2015 and Vice President of Drilling since 2011. Since 2011, Mr. Hollis also served on the board of directors for Diamondback as well as on the board of directors of Viper Energy Partners LP (Nasdaq: VNOM). Prior to his positions at Diamondback, Mr. Hollis was a Drilling Manager at Chesapeake Energy Corporation (now known as Expand Energy Corp.) and also held roles of increasing responsibility in production, completions and drilling engineering at ConocoPhillips and Burlington Resources Inc. Mr. Hollis has over 25 years of oil and gas experience and graduated from Louisiana State University in 1998 with a Bachelor of Science in Chemical Engineering.

Mr. Hollis has been nominated as a Class B director, and if elected at the Annual Meeting, to serve until the 2028 Annual Meeting of Stockholders of HighPeak Energy, or until his earlier death, resignation or removal. We believe that Mr. Hollis’ more than twenty-five (25) years of experience and knowledge in the oil and natural gas industry, experience as an officer and director of a public oil and gas company and his recent operating experience in the Permian Basin make him well-qualified to serve as a member of the Board of HighPeak Energy.

Jay M. Chernosky has served on our Board since August 2020 and is currently a Principal of Travis Energy Partners LP since 2019, Jayco Holdings I, LP since 2005, Jayco Holdings II, LP since 2010, Jayco Holdings LLC since 2005, Bertrand Properties LP and Bertrand Properties, Inc. since 2000, Headwater Springs Ranches, LLC and Vargas Properties LP since 2022, which are private family-owned real estate, timber and energy investment entities. Mr. Chernosky was previously a Managing Director of the Energy & Power Corporate & Investment Banking group at Wells Fargo Securities from 2009 until his retirement in 2019. Mr. Chernosky joined Wells Fargo’s predecessor firm Wachovia Securities (formerly First Union) in 1993 as a co-founder of the energy practice. Prior to joining Wells Fargo Securities, Mr. Chernosky worked in various capacities in the Energy Division of First City, Texas - Houston for 10 years. During his career, Mr. Chernosky was charged with developing strategic and financial ideas and solutions for relationships he managed and was also responsible for the origination and execution of public and private capital markets activities and merger and acquisition advisory services. During this time, Mr. Chernosky’s primary focus was on the upstream sector of the oil and gas industry.

Currently, Mr. Chernosky serves as the Lead Director on the Board of Directors of Colt Midstream LLC, a private gas gathering and processing company focused in the Fort Worth Basin of Texas since 2019.

In addition, Mr. Chernosky has served as Chairman of the Endowment Board of the Christian Community Service Center and as a Director on the Christian Community Service Center Board of Directors. Mr. Chernosky served on the Board of Directors and is an active member of the Houston Producers’ Forum. Mr. Chernosky has served on the regional board of directors of OneGoal Houston, a non-profit organization.

Mr. Chernosky graduated from The University of Texas at Austin with a Bachelor of Business Administration in 1981 and received a Master of Business Administration from the University of Houston in 1983. Mr. Chernosky is also a graduate of the Southwestern Graduate School of Banking at Southern Methodist University in 1993.

Mr. Chernosky was elected as a Class A director in 2024, to serve until the 2027 Annual Meeting, or until his earlier death, resignation or removal. We believe that, based on Mr. Chernosky’s prior experience in the oil and natural gas industry, his broad experience in energy investment banking, capital markets and merger and acquisition advisory services, and his previous board experience, Mr. Chernosky is well-qualified to serve as a member of the Board of HighPeak Energy.

Sharon F. Fulgham has served on our Board since August 2020 and is currently a partner of the Fulgham Hampton Law Group, where she has served since August 2017. Ms. Fulgham has also been associated with Carlisle Title since December 2016 and has been their corporate attorney since November 2019. Prior to working at Fulgham Law Firm, P.C., Ms. Fulgham was a partner at Kelly Hart & Hallman from January 2016 to November 2016 and an associate at Kelly Hart & Hallman from 2009 to 2016. During her legal career, Ms. Fulgham has represented numerous public and private companies in litigation matters including commercial and employment disputes. Specifically, she has extensive experience representing companies in the oil and gas sector, as well as experience in the title industry preparing title documents for real estate closings and instruction to brokers and realtors.

Ms. Fulgham has served the Fort Worth community extensively through the Junior League of Fort Worth, Inc. (the “Junior League”), a charitable nonprofit organization of women committed to promoting volunteerism, developing the potential of women and improving communities, both as a community volunteer and in leadership roles within the organization. She served as Vice President of Administration and sat on the Board of Directors from 2015 to 2016. Ms. Fulgham is currently a sustaining member and served on the Junior League’s Legal Committee from 2019 to 2022. Ms. Fulgham is also involved in the Young Men’s Service League, a national nonprofit made up of mothers and their teenage sons who volunteer together to serve their local communities and served on the Board of Directors for the local chapter from 2021 to 2024.

Ms. Fulgham graduated cum laude from Texas Christian University with a Bachelor of Science in Biology in 2000 and went on to obtain her Juris Doctorate from the University of Houston in 2004.

Ms. Fulgham was elected as a Class A director in 2024, to serve until the 2027 Annual Meeting, or until her earlier death, resignation or removal. We believe that, based on Ms. Fulgham’s prior experience representing companies in the oil and natural gas sector and previous board experience, Ms. Fulgham is well-qualified to serve as a member of the Board of HighPeak Energy.

Jack Hightower has served as our Chairman of the Board and Chief Executive Officer (“CEO”) since 2019. Prior to the HighPeak business combination on August 21, 2020 (the “HighPeak business combination” or, the “business combination”), Mr. Hightower served as Chairman of the board of directors, CEO and President of Pure Acquisition Corp. (“Pure”) since its incorporation in November of 2017. Mr. Hightower has over 50 years of experience in the oil and gas industry managing multiple exploration and production (“E&P”) platforms. Mr. Hightower currently serves as the Chairman of the board of directors and CEO of the general partners of funds affiliated with the Company and HighPeak Energy Partners, LP and HighPeak Energy Partners II, LP (the “HighPeak Funds”), a position held since 2014. Mr. Hightower served as Chairman, President and CEO of Bluestem Energy Partners, LP (“Bluestem”) from 2011 to 2013. Prior to forming Bluestem, Mr. Hightower served as Chairman, President, and CEO of Celero Energy II, LP (“Celero II”) from 2006 to 2009 and as Chairman, President and CEO of Celero Energy, LP (“Celero”) from 2004 to 2005. Prior to forming Celero, Mr. Hightower served as Chairman, President and CEO of Pure Resources, Inc. (“Pure Resources”) (NYSE: PRS), which became the 11th largest publicly traded independent E&P company in North America. In October 2002, Unocal tendered for the Pure Resources shares it did not already own. In March 1995, Mr. Hightower founded Titan (Nasdaq: TEXP), the predecessor to Pure Resources, and served as Chairman, President and CEO. Prior to founding Titan, Mr. Hightower served as Chairman, President and CEO of Enertex Inc., the general partner and operator of record for several oil and gas partnerships from 1991 to 1994. Mr. Hightower graduated from Texas Tech University in 1970 with Bachelor of Business Administration degrees in Administrative Finance and Money, Banking & Investments.

Mr. Hightower was elected as a Class C director in 2023, to serve until the 2026 Annual Meeting of Stockholders of HighPeak Energy, or until his earlier death, resignation or removal. We believe Mr. Hightower is well-qualified to serve as a member of the Board of HighPeak Energy due to his executive leadership and industry experience.

Jason A. Edgeworth has served on our Board since June 2023 and has served as an Investment and Asset Manager for the John Paul DeJoria family office since September 2020 with responsibility for diligence, execution and investor relations.

Previously, Mr. Edgeworth served as an Executive Director of Investment & Merchant Banking at U.S. Capital Advisors LLC from 2013 to 2020. Mr. Edgeworth’s responsibilities included diligence, execution and investor communications with a focus on equity market transactions, including initial public offerings, follow on equity offerings, at-the-market equity offerings and preferred equity offerings, for public E&P companies and midstream companies. Mr. Edgeworth also advised on merchant banking and private equity transactions for the midstream and service sectors of the oil and gas industry both domestically and internationally.

From 2008 to 2012, Mr. Edgeworth served as an equity analyst at CLW Investments and Twin Eagle Resource Management and also AEW Europe and Curzon Global Partners where he focused on the energy sector and commercial and mixed-use real estate.

Mr. Edgeworth currently serves on or has served on the board of directors of several companies including Glacier Oil & Gas Corp., Borealis Alaska Oil, Inc. and Badger Midstream Energy, LP.  Mr. Edgeworth graduated from the University of St. Andrews in 2008 with a Master of Arts in International Relations. Mr. Edgeworth is a Chartered Alternative Investment Analyst.

Mr. Edgeworth was elected as a Class C director, to serve until the 2026 Annual Meeting of Stockholders of HighPeak Energy, or until his earlier death, resignation or removal. We believe that Mr. Edgeworth’s experience and knowledge in financial and investment matters in the energy sector and his board experience make him well qualified to serve as a member of the Board of HighPeak Energy.

Larry C. Oldham has served on our Board since August 2020 and currently serves as a Manager and Advisor of Gateway Royalty VI LLC (“Gateway VI”) since 2022. Gateway VI is the sixth entity of the Gateway Royalty companies, which were founded by Mr. Oldham’s son and have been successful in acquiring oil and gas minerals and royalties in the Utica Shale since 2012. Mr. Oldham has also served as a Manager of Gateway Royalty III LLC since 2016, Gateway Royalty IV LLC since 2018 and Gateway Royalty V LLC since 2019. In addition, Mr. Oldham has been actively advising Gateway Royalty II LLC and Gateway Royalty I LLC since 2014 and 2012, respectively. Additionally, Mr. Oldham served as Manager of Oldham Properties, Ltd. since 1990.

Mr. Oldham currently serves as an Operating Partner in Mountain Capital LLC, a private equity located in Houston, Texas. Mr. Oldham has served on the board of directors of Saddleback Exploration Inc., a private oil and gas company headquartered in Tulsa, Oklahoma from 2015 until 2023 when it was sold and Hannathon Petroleum II, a private oil and gas company headquartered in Midland, Texas since 2023. Mr. Oldham is also a member of the board of directors of the West Texas A&M University Foundation.

In 1979, Mr. Oldham founded Parallel Petroleum Corporation (“Parallel”), an independent energy company headquartered in Midland, Texas, which was engaged in the acquisition, development and production of long-lived oil and gas properties, primarily in the Permian Basin. Parallel completed its initial public offering in 1980 and in December 2009 was acquired by an affiliate of Apollo Global Management, Inc. (formerly known as Apollo Global Management, LLC) and which was sold to Samsung C&T Corporation in December of 2011. Prior to the sale to Apollo Global Management, Inc., Mr. Oldham served as Parallel’s President from 1994 to 2009, Chief Executive Officer from 2004 to 2009 and a member of its board of directors from 1979 until 2009. During Mr. Oldham’s years at Parallel, some of the most notable property acquisitions were the Fullerton Property in Andrews County, Diamond M Canyon Reef Field in Scurry County and the acquisition of all of Fina Inc.’s West Texas assets in July 1999. In 1992, Parallel was an early adopter of 3D seismic and drilled several Canyon Reef discoveries in Howard County, Texas and several discoveries in the Yegua/Frio Trend onshore the Gulf Coast of Texas. In 2005, horizontal drilling was successfully implemented in the Wolfcamp formation in New Mexico and the Barnett Shale in Tarrant County, Texas. In 2014, Parallel drilled the first of several horizontal wells in the Harris Field, which were large producing wells completed with engineered fracs. Parallel was the forerunner of this highly successful completion technique.

Prior to Parallel’s formation, Mr. Oldham was employed by Dorchester Gas Corporation from 1976 to 1979 and KPMG Peat Marwick, LLP from 1975 to 1976. Mr. Oldham earned a Bachelor of Business Administration in Accounting from West Texas State University (now West Texas A&M University) in 1975 and was a 2012 Distinguished Alumni Award recipient. Mr. Oldham is a certified public accountant and is a member of the Permian Basin Landman’s Association and the Permian Basin Producers Association.

Mr. Oldham was elected as a Class C director, to serve until the 2026 Annual Meeting of Stockholders of HighPeak Energy, or until his earlier death, resignation or removal. We believe that Mr. Oldham’s over forty (40) years of experience and knowledge in the oil and natural gas industry, accounting experience, experience and knowledge of the Permian Basin and his experience in the public arena make him well-qualified to serve as a member of the Board of HighPeak Energy.

Rodney L. Woodard has served as our Chief Operating Officer since August 2020. Prior to the HighPeak business combination, Mr. Woodard served as Pure’s COO and served as a director of Pure’s board of directors since its inception in November 2017 and as HighPeak Energy’s COO since its inception in October 2019. Mr. Woodard has over 40 years of experience in the oil and gas industry as a CEO, COO, and leader of Engineering and Operations of numerous E&P companies. Mr. Woodard has served as the Executive Vice President & COO for the HighPeak Funds from 2017 to the present. From 2016 to 2017, Mr. Woodard presented portfolio company investment proposals to acquire and develop oil and gas assets in the Permian Basin to several private equity firms. Mr. Woodard served as the President and COO of Atlantic Resources Co., LLC (“Atlantic”) from 2015 to 2016. Prior to Atlantic, Mr. Woodard served as CEO and COO of Celero II, a Natural Gas Partners portfolio company, with operations principally in the Permian Basin from 2006 to 2015. Prior to Celero II, Mr. Woodard served as Executive Vice President and COO of Celero, a Quantum Energy Partners portfolio company from 2004 to 2006. From 2002 to 2004, Mr. Woodard was Vice President of Reserves and Evaluations with Pure Resources (NYSE: PRS) and was a co-founder of its predecessor, Titan Exploration (Nasdaq: TEXP). From 1986 to 1995, Mr. Woodard held various positions of increasing responsibility at Selma International Investments Ltd. From 1979 to 1986, Mr. Woodard held various positions at Delta Drilling Company, obtaining the position of Division Manager for West Texas. Mr. Woodard held various positions at Amoco Production Company from 1977 to 1979. Mr. Woodard graduated from The Pennsylvania State University in 1977 with a Bachelor of Science degree in Mechanical Engineering.

Steven W. Tholen has served as our Chief Financial Officer (“CFO”) since HighPeak Energy’s inception in October 2019 and is a Corporate Finance Executive with over 30 years of experience in building, leading and advising corporations through complex restructurings, purchase and sales transactions, and capital market transactions. Mr. Tholen has served as the CFO for the HighPeak Funds since 2014. Previously, Mr. Tholen served as co-founder and Executive Vice President – Finance of Fieldco Construction Services, Inc., which provided oilfield construction services to clients throughout East Texas & Western Louisiana, from 2011 to 2014. From 2009 to 2013, Mr. Tholen served as founder and President of SDL&T Energy Partners, a source of equity & debt financing to fund energy companies and energy projects worldwide. From 2001 to 2008, Mr. Tholen was Senior Vice President & CFO of Harvest Natural Resources, Inc., an E&P company with properties in the United States, Venezuela, Indonesia, Gabon, and Russia. From 1995 to 2000, Mr. Tholen served as Vice President and CFO of Penn Virginia Corporation, an independent natural gas and oil company. From 1990 to 1995, Mr. Tholen was Treasurer/Manager of Business Administration of Cabot Oil & Gas Corporation, a North American independent natural gas producer. Mr. Tholen graduated from St. John’s University with a Bachelor of Science degree in Physics in 1971 and earned his Master of Business Administration in Finance from The University of Denver, Daniels School of Business in 1979.

Keith Forbes has served as our Vice President and Chief Accounting Officer (“CAO”) since November 2020 and previously served as our Vice President and Controller from our inception in October 2019 until November 2020. Mr. Forbes has over 30 years of experience in various field and corporate accounting functions and business organization functions for large, geographically diverse public companies. Before his appointment as CAO to HighPeak Energy, Mr. Forbes served as Vice President and Controller of the HighPeak Funds since 2017. Mr. Forbes additionally served as Director—Business Optimization at Quicksilver Resources Inc. from December 2015 through April 2016, and as Assistant Controller—Operations and Revenue at Quicksilver Resources Inc. from June 2012 through November 2015. Mr. Forbes is a certified public accountant in Texas. Mr. Forbes graduated from Pittsburg State University with a Bachelor of Business Administrations degree in Accounting in 1985.

Family Relationships and Director Designations

There are no family relationships among any of the directors, director nominees and executive officers of HighPeak Energy. Messrs. Hightower, Hollis and Edgeworth and Ms. Fulgham serve on our Board as designees of the Principal Stockholder Group (as defined below) pursuant to the Stockholders’ Agreement described in the section entitled “Certain Relationships and Related Party Transactions” and a related letter agreement between the Principal Stockholder Group and one of their limited partners, The John Paul DeJoria Family Trust, provides that as long as the Principal Stockholder Group has the right to nominate at least two directors of the Company under the Stockholders’ Agreement to the Board, The John Paul DeJoria Family Trust will have the right to select one of such directors designated by the Principal Stockholder Group. In 2023, Mr. Edgeworth was selected as a director nominee by The John Paul DeJoria Family Trust pursuant to the letter agreement. Other than such arrangements, no arrangements or understandings exist between any director or any person nominated for election as a director and any other person pursuant to which such person is to be selected as a director or nominee for election as a director.

MEETINGS AND COMMITTEES OF DIRECTORS

The Board of Directors held six meetings during 2024. During 2024, each director attended at least 75% of the aggregate total number of meetings of the Board of Directors and committees of the Board of Directors on which each director served. In addition, all seven (7) of our directors attended the 2024 Annual Meeting of Stockholders. The Board of Directors encourages all directors to attend the annual meeting of stockholders, if practicable. We anticipate that substantially all our directors will attend the annual meeting.

The Board of Directors has four standing committees: the Audit Committee, the Compensation Committee, the ESG Committee and the Nominating & Governance Committee.

The Board of Directors and the Audit Committee each expect to meet a minimum of four times per calendar year. The Nominating & Governance Committee, Compensation Committee and ESG Committee each expect to meet a minimum of one time per calendar year.

Audit Committee. The members of the Audit Committee are Messrs. Oldham (Chairman), Chernosky and Covington, each of whom are independent as defined in Section 10A of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”) and under the standards set forth by the Nasdaq applicable to members of the Audit Committee. The Board of Directors evaluated each of the members of the Audit Committee for financial literacy and the attributes of a financial expert and determined that each of the Audit Committee members is financially literate, and that Mr. Oldham satisfies the definition of “audit committee financial expert” as defined by the SEC. The Audit Committee held four meetings during 2024. Additional information regarding the functions performed by the Audit Committee is set forth in the “Audit Committee Report” included herein and also in the “Audit Committee Charter” that is posted on the Company’s website at https://ir.highpeakenergy.com/ under the “Corporate Governance – Governance Highlights” tab.

The Audit Committee oversees, reviews, acts and reports on various auditing and accounting matters to the Board of Directors, including: the selection of the Company’s independent registered public accounting firm, the scope of annual audits, fees to be paid to the independent registered accounting firm, the performance of the Company’s independent registered public accounting firm and the Company’s accounting practices. In addition, the Audit Committee oversees the Company’s compliance programs relating to legal and regulatory requirements and is responsible for overseeing the Company’s assessment and management of financial reporting and internal control risks, as well as other financial risks, such as the credit risks associated with counterparty exposure.

Compensation Committee. The members of the Compensation Committee are Messrs. Hightower (Chairman), Covington and Hollis and Ms. Fulgham. The Compensation Committee held three meetings during 2024.

Because we are a “controlled company” pursuant to Nasdaq Marketplace Rule 5615(c), we are not required to have a compensation committee. Although not required, the Board of Directors formed the Compensation Committee in 2020 to assist in its oversight responsibilities. The Compensation Committee reviews and approves all compensation of the Company’s directors and executive officers, including salaries, bonuses and compensation plans, policies and programs and administers all plans of the Company under which shares of our Common Stock may be acquired by directors or executive officers of the Company. The Compensation Committee exercises oversight over all matters of our compensation policy for directors and executive officers as well as the Company as a whole. The Compensation Committee may delegate to any subcommittee it may form the responsibility and authority for any particular matter, as it deems appropriate from time to time under the circumstances. To the extent necessary, the Compensation Committee may delegate the approval of award grants and other transactions and responsibilities regarding the administration of compensatory programs to a subcommittee consisting solely of members of the Compensation Committee or the Board who are “Non-Employee Directors” for the purposes of Rule 16b-3 of the Exchange Act. Additional information regarding the functions performed by the Compensation Committee is set forth in the “Compensation Committee Charter” that is posted on the Company’s website at https://ir.highpeakenergy.com/ under the “Corporate Governance – Governance Highlights” tab.

Because we are a “controlled company,” within the meaning of the Nasdaq Marketplace Rules we are not required to, and do not currently expect to, have a Compensation Committee comprised entirely of independent directors under the standards set forth by the Nasdaq Marketplace Rules applicable to members of the Compensation Committee. If and when we cease to be a “controlled company” within the meaning of the Nasdaq Marketplace Rules, we may be required to make changes to the composition of our Compensation Committee such that it is comprised entirely of independent directors. Our Board of Directors has determined that each of Mr. Covington and Ms. Fulgham qualifies as “independent” under Nasdaq’s additional standards applicable to Compensation Committee members. Messrs. Hightower and Hollis do not qualify as “independent directors” under the Nasdaq Marketplace Rules.

ESG Committee. The members of the Environmental, Social and Governance (“ESG”) Committee are Ms. Fulgham (Chairwoman) and Messrs. Covington, Hightower and Hollis. The ESG Committee held three meetings during 2024. The ESG Committee is responsible for overseeing the Company’s policies and performance related to its environmental, social and corporate responsibilities and the preparation of the Company’s ESG-related communications, including any annual sustainability reports. In addition, the ESG Committee oversees climate-related risks that could potentially impact the Company, including market conditions, access to capital markets, supply chain disruptions and evolving climate change laws, regulations and policies. Additional information regarding the functions performed by the ESG Committee is set forth in the “ESG Committee Charter” that is posted on the Company’s website at https://ir.highpeakenergy.com/ under the “Corporate Governance – Governance Highlights” tab.

Nominating & Governance Committee. The current members of the Nominating & Governance Committee are Messrs. Hightower (Chairman), Chernosky, Edgeworth and Hollis. The Nominating & Governance Committee held two meetings during 2024. The Nominating & Governance Committee is responsible for overseeing the Company’s policies and programs related to corporate governance and the annual performance evaluation of the Board, its committees and management, and for advising and making recommendations to the Board regarding director nominations, director independence, Board and Committee structure and succession planning. Additional information regarding the functions performed by the Nominating & Governance Committee is set forth in the “Nominating & Governance Committee Charter” that is posted on the Company’s website at https://ir.highpeakenergy.com/ under the “Corporate Governance – Governance Highlights” tab.

Because we are a “controlled company” pursuant to Nasdaq Marketplace Rule 5615(c), we are not required to have a nominating and governance committee that is composed entirely of independent directors. Although not required, the Board of Directors formed the Nominating & Governance Committee in 2020 to assist in fulfilling its oversight responsibilities. The Nominating & Governance Committee advises the Board regarding recommendations for appropriate governance practices, identifies individuals qualified to become members of the Board and recommendations for director nominees for election at annual meetings. If and when we cease to be a “controlled company” within the meaning of the Nasdaq Marketplace Rules, we may be required to make changes to the composition of our Nominating & Governance Committee such that it is comprised entirely of independent directors under the standards set forth by the Nasdaq Marketplace Rules applicable to members of the Nominating & Governance Committee. Messrs. Hightower and Hollis do not qualify as “independent directors” under the Nasdaq Marketplace Rules.

EXECUTIVE COMPENSATION

We are currently considered an “emerging growth company” for purposes of the SEC’s executive compensation disclosure rules. In accordance with such rules, we are required to provide a Summary Compensation Table and an Outstanding Equity Awards at Fiscal Year End Table, as well as limited narrative disclosures. Further, our reporting obligations extend only to the individuals serving as our Chief Executive Officer, and our two other most highly compensated executive officers. For the fiscal year ended December 31, 2024, our “Named Executive Officers” were:

●	Jack Hightower, Chief Executive Officer;

●	Michael L. Hollis, President; and

●	Rodney L. Woodard, Chief Operating Officer.

2024 Summary Compensation Table

The following table summarizes the compensation awarded to, earned by or paid to our Named Executive Officers for the fiscal years ended December 31, 2024 and December 31, 2023.

Name and principal position	Year	Salary ($)	Bonus ($)	Option Awards ($)(1)	All Other Compensation ($)(2)	Total ($)
Jack Hightower,
Chief Executive Officer	2024	$2,400,000	$1,605,000	$0	$1,269,399	$5,274,399
	2023	$2,000,000	$975,000	$5,520,000	$747,950	$8,972,950
Michael L. Hollis,
President	2024	$1,200,000	$785,000	$0	$313,992	$2,298,992
	2023	$1,200,000	$650,000	$2,100,000	$181,987	$4,131,987
Rodney L. Woodard,
Chief Operating Officer	2024	$525,000	$215,000	$0	$146,760	$886,760
	2023	$525,000	$190,000	$498,750	$92,150	$1,305,900

(1)

Amounts reported in the “Option Awards” column reflect the aggregate grant date fair value, computed in accordance with Financial Accounting Standard Board Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”), of stock option awards made to each Named Executive Officer during the applicable fiscal year under the LTIP. Pursuant to SEC rules, the amounts shown exclude the effect of estimated forfeitures. For additional information regarding the assumptions underlying this calculation, please see Note 9 of “Notes to Consolidated Financial Statements” in our Annual Report on Form 10-K.

(2)

Amounts reported in the “All Other Compensation” column reflect the following amounts for fiscal year 2024: (i) Company contributions to the Named Executive Officers’ 401(k) plan retirement accounts equal to $13,800 for each Named Executive Officer and (ii) distributions paid in respect of dividend equivalent rights associated with vested stock options equal to $1,255,599 for Mr. Hightower, $300,192 for Mr. Hollis and $132,960 for Mr. Woodard.

Narrative Disclosure to Summary Compensation Table

Employment Agreements

We have not entered into any employment, severance, change in control or similar agreements with any of our Named Executive Officers. However, during 2021, the Board approved discretionary change in control severance payments for all employees of the Company (the “Change in Control Severance Payments”).  The anticipated payments or benefits to which the Named Executive Officers would be entitled under the Change in Control Severance Payments and the treatment of option awards and stock awards upon the termination of a Named Executive Officer’s employment or a Change in Control (as defined below) is described in more detail below under the section titled “—Additional Narrative Disclosure—Potential Payments Upon Termination or Change in Control.”

Base Salary

Each Named Executive Officer’s base salary is a fixed component of annual compensation for performing specific job duties and functions. The annual base salary rate for each of the Named Executive Officers was established at levels commensurate with historical compensation with any adjustments deemed necessary to attract and retain individuals with superior talent appropriate and relative to their expertise and experience.

Annual Bonus

Annual cash incentive awards are used to motivate and reward our executives. We do not maintain a formal annual cash incentive award plan, instead, such awards are determined on a discretionary basis and are generally based on individual and Company performance. The Named Executive Officers each earned an annual cash incentive award during 2024 in the amounts reported in the “Bonus” column of the Summary Compensation Table above.

Long Term Incentive Compensation

The Company’s stockholders approved the HighPeak Energy Second Amended and Restated Long-Term Incentive Plan (the “LTIP”) to provide certain awards to incentivize and align the interests of members of the Board and members of management with the interests of our stockholders. The LTIP provides for potential grants of stock awards, options, dividend equivalents, cash awards and substitute awards to our employees and service providers, as well as stock awards to our directors. The Board has appointed the Compensation Committee of the Board to administer the LTIP.

The number of shares of Common Stock reserved for issuance with respect to awards under the LTIP (the “Share Pool”) is determined pursuant to a formula. Subject to the LTIP’s adjustment provisions, such formula reserves for delivery under the LTIP a number of shares of the Company’s Common Stock equal to 13% of the Company’s outstanding shares from time to time. Such formula may result in automatic increases to the Share Pool from time to time prior to the expiration of the LTIP. The LTIP provides that 11,907,006 of such shares of Common Stock are available for delivery with respect to incentive stock options. As of December 31, 2024, 16,414,015 shares of our Common Stock have been made available for issuance with respect to awards under the LTIP.

We pay dividend equivalent rights with respect to stock options granted to our Named Executive Officers generally at the same time dividends or distributions are paid to our stockholders.

Any unvested options or restricted stock awards held by our Named Executive Officers will accelerate on a Change in Control as described in more detail below under the section titled “—Additional Narrative Disclosure—Potential Payments Upon Termination or Change in Control.”

Other Compensation Elements

We offer participation in broad-based retirement, health and welfare plans to all our employees. We currently maintain a retirement plan intended to provide benefits under section 401(k) of the Code where employees, including our Named Executive Officers, may contribute portions of their base compensation to a tax-qualified retirement account. See “—Additional Narrative Disclosure—Retirement Benefits” for more information. In addition, we provide minimal perquisites to our Named Executive Officers, including reimbursements for certain expenses related to cell phone usage.

Outstanding Equity Awards at 2024 Fiscal Year-End

The following table reflects information regarding outstanding equity-based stock option awards held by our Named Executive Officers as of December 31, 2024.

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares of Stock that Have Not Vested ($)(3)
Jack Hightower	08/24/2020	5,953,495	—	10.00	08/23/2030	—	—
	11/04/2021	164,500	—	14.36	11/03/2031	—	—
	11/04/2021	—	—	—	—	1,385,500	20,366,850
	05/04/2022	377,500	—	29.67	05/03/2032	—
	08/15/2022	352,000	—	19.98	08/14/2032	—
	07/19/2023	1,000,000		10.50	10/30/2026

Michael L. Hollis	08/24/2020	1,215,000	—	10.00	08/23/2030	—	—
	11/04/2021	35,000	—	14.36	11/03/2031	—	—
	11/04/2021	—	—	—	—	115,000	1,690,500
	05/04/2022	121,500	—	29.67	05/03/2032
	08/15/2022	104,700	—	19.98	08/14/2032
	07/19/2023	400,000		10.50	10/30/2026

Rodney L. Woodard	08/24/2020	650,000	—	10.00	08/23/2030	—	—
	11/04/2021	18,000	—	14.36	11/03/2031	—	—
	05/04/2022	63,000	—	29.67	05/03/2032
	08/15/2022	5,000	—	19.98	08/14/2032
	07/19/2023	95,000		10.50	10/30/2026

(1)

The option awards reported in these columns granted to Mr. Hightower on July 19, 2023, August 15, 2022, May 4, 2022, November 4, 2021 and August 24, 2020, respectively, were fully vested as of the date of grant. The option awards reported in these columns granted to Mr. Hollis and Mr. Woodard on July 19, 2023, August 15, 2022 and May 4, 2022, respectively, were fully vested as of the date of the grant. The option awards reported in these columns granted to Messrs. Hollis and Woodard on November 4, 2021 and August 24, 2020, respectively, were subject to time-based vesting conditions. The options granted to Messrs. Hollis and Woodard on August 24, 2020 and November 4, 2021 vested as follows, subject to each executive’s continuous employment through each such vesting date: one-third on the date of grant, one-third on the first anniversary of the date of grant, and one-third on the second anniversary of the date of grant. The options granted July 19, 2023 are exercisable only during the 90-day period following the earlier to occur of the Named Executive Officer’s separation from service due to death or disability, the occurrence of a change of control or August 1, 2026. The remaining options expire ten years after the date of grant, on August 14, 2032, May 3, 2032, November 3, 2031 and August 22, 2030, respectively. On January 4, 2021, Mr. Hollis exercised 35,000 vested option shares subject to the option award originally granted on August 24, 2020. The treatment of the unvested option awards upon certain termination and change in control events is described below under “—Additional Narrative Disclosure—Potential Payments Upon Termination or Change in Control.”

(2)

The restricted stock awards granted to Messrs. Hightower and Hollis on November 4, 2021 are subject to time-based vesting conditions. The restricted stock awards held by Messrs. Hightower and Hollis were amended by the Board to extend the full vesting date from November 4, 2024 to December 31, 2025, subject to each executive’s continuous employment through such vesting date. The treatment of these awards upon certain termination and Change in Control events is described below under “—Additional Narrative Disclosure—Potential Payments Upon Termination or Change in Control.”

(3)

Amounts reflected in the “Market Value of Shares of Stock That Have Not Vested” column are equal to the number of shares subject to unvested restricted stock awards multiplied by $14.70, the closing price of our Common Stock on December 31, 2024.

Additional Narrative Disclosure

Retirement Benefits

We have not maintained, and do not currently maintain, a defined benefit pension plan or nonqualified deferred compensation plan. We currently maintain a retirement plan intended to provide benefits under section 401(k) of the Code whereby employees, including our Named Executive Officers, may contribute portions of their base compensation to a tax-qualified retirement account. We provide matching contributions equal to 4.0% of the first 4.0% of employees’ eligible compensation contributed to the plan.

Potential Payments Upon Termination or Change in Control

As described above under the section titled “—Narrative Disclosure to the Summary Compensation Table—Employment Agreements,” as of December 31, 2024, we had not entered into any employment, severance, change in control or similar agreements with any of our Named Executive Officers, nor are we otherwise currently responsible for any payment upon the termination of any of our Named Executive Officers. However, during 2021, the Board approved a discretionary change in control payment for Company employees. The following discussion describes the potential payments and benefits that may become payable to our Named Executive Officers pursuant to the Change in Control Severance Payment. However, all amounts and benefits under the Change in Control Severance Payment are subject to the discretion of the Compensation Committee. As such, the amounts payable to our employees, including the Named Executive Officers, under the Change in Control Severance Payment, may differ from those described below and could equal $0.

Under the Change in Control Severance Payment, an employee of the Company, including the Named Executive Officers, may be entitled to receive a cash payment (the “Change in Control Payment”) upon the occurrence of certain events in connection with a Change in Control. For each of our Named Executive Officers, as of December 31, 2024, such cash payment would have been equal to three times the sum of (i) the employee’s highest approved annual base salary (x) for any of the three calendar years immediately preceding the year in which such Change in Control occurs or (y) for the year in which such Change in Control occurs, for the period beginning on January 1 of such year and ending 90 days prior to the Change in Control, plus (ii) the employee’s highest cash bonus paid (x) during any of the three calendar years immediately preceding the year in which such Change in Control occurs or (y) for the year in which such Change in Control occurs, during the period beginning on January 1 of such year and ending 90 days prior to the Change in Control. In addition, each of our Named Executive Officers may be entitled to receive any payments which may become due or payable under Section 4999 of the Code.

The Change in Control Payments may become payable (in accordance with the payment timing described below), at the discretion of the Compensation Committee, in the following circumstances provided that the named executive officer is continuously employed from the date of the Change in Control Severance Payment’s adoption through the applicable date described below, upon the earlier of:

●

The date of the Named Executive Officer’s termination without Cause during the 90-day period on and including the date of the consummation of a Change in Control or payable in a cash lump sum payment within 30 days of the consummation of such Change in Control;

●

Within 90 days prior to the consummation of the Change in Control, the date of the Named Executive Officer’s termination due to death or Disability, payable in a cash lump sum within 30 days of the consummation of the Change in Control;

●

After the consummation of the Change in Control, the date of the Named Executive Officer’s termination without Cause or for Good Reason, payable in a cash lump sum within 30 days of such termination date;

●

After the date of the consummation of the Change in Control, (i) the date of the expiration of the term of continued employment provided by (ii) the employment agreement governing the Named Executive Officer following the Change in Control or (iii) any agreement between the surviving entity and the Named Executive Officer with respect to the duration of the named Executive Officer’s employment, payable in a cash lump sum payment within 30 days of the applicable date provided in clause (i), (ii) or (iii); and

●	The date that is six months following the date of the consummation of the Change in Control, payable in a cash lump sum payment within 30 days of such six-month date.

Participation in the Change in Control Severance Payment and/or the receipt of any payments thereunder may, in the discretion of the Compensation Committee, be conditioned upon the entry into restrictive covenants and a release of claims in favor of the Company and its affiliates.

If an employee, including a Named Executive Officer, becomes entitled to payments or benefits under the Change in Control Severance Payment and such amounts are subject to the tax and related interest and penalties imposed by Section 4999 of the Code, then subject to the disqualified individual’s compliance with any restrictive covenants, the Compensation Committee may determine, in its sole discretion, to pay such employee an additional cash payment in an amount such that after payment all taxes of the employee retains an amount of such additional payment equal to the tax and penalties imposed upon such payments pursuant to the Change in Control Severance Payment.

In addition, in accordance with the applicable award agreement, any unvested portion of the restricted stock awards held by a Named Executive Officer will immediately vest in full upon a termination of the Named Executive Officer’s employment due to Disability (as defined below) or death. Any unvested portion of the restricted stock awards will be forfeited and immediately terminated upon the occurrence of a termination of a Named Executive Officer’s employment for any other reason. If a Named Executive Officer is terminated by the Company without Cause, by the participant for Good Reason, by reason of death or Disability, or by reason of voluntary resignation, such Named Executive Officer’s vested and exercisable options may be exercised for the period of time following the termination of employment as specified in the individual award agreement for such option. If a Named Executive Officer is terminated for Cause, then the Named Executive Officer’s options will immediately terminate and cease to be exercisable. A Named Executives Officer’s outstanding, unvested options and restricted stock awards will become 100% vested upon the consummation of a Change in Control (as defined below).

For purposes of the options and the restricted stock awards and the Change in Control Payments, the following terms are generally defined as described below.

“Cause” generally means, unless otherwise defined in an applicable agreement between the Company and the applicable Named Executive Officer (i) the Named Executive Officer’s material breach of any written agreement with the Company or its affiliate; (ii) the Named Executive Officer’s material breach of any law applicable to the workplace or employment relationship, or the Named Executive Officer’s material breach of any material policy or code of conduct established by the Company or its affiliate applicable to the named Executive Officer, including the Company’s policies on discrimination, harassment and sexual harassment; (iii) the Named Executive Officer’s gross negligence, willful misconduct, breach of fiduciary duty, fraud, theft or embezzlement on the part of the Named Executive Officer; (iv) the commission by the Named Executive Officer of, or conviction or indictment of the Named Executive Officer for, or plea of nolo contendere by the Named Executive Officer to, any felony (or state law equivalent) or any crime involving moral turpitude; or (v) the Named Executive Officer’s willful failure or refusal, other than due to Disability ( as defined below) to perform the Named Executive Officer’s obligations or to follow any lawful directive from the Company, as determined by the Company; provide, however, that if the Named Executive Officer’s action or omissions as set forth in clause (v) are of such a nature that the Company determines that they are curable by the Named Executive Officer, such actions or omission must remain uncured 30 days after the Company provides the Named Executive Officer written notice of the obligation to cure such actions or omissions.

“Change in Control” means the occurrence of any of the following events: (i) the acquisition by any individual, entity or group of beneficial ownership of 50% or more of either (x) the then-outstanding shares of common stock or (y) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (other than any acquisition directly from the Company, or by the Company or its subsidiaries, or any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company); (ii) the individuals constituting the Board of Directors cease, subject to certain exceptions, for any reason (other than death or Disability) to constitute at least a majority of the Board of Directors; (iii) consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or an acquisition of assets of another entity, in each case, unless, following such transaction, (A) the outstanding stock and voting securities immediately prior to such transaction represent or are converted into or exchanged for securities which represent or are convertible into more than 50% of, respectively, the then-outstanding shares of common stock or common equity interests and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors or other governing body, as the case may be, of the entity resulting from such transaction (including an entity which as a result of such transaction owns the Company, or all or substantially all of the Company’s assets either directly or through one or more subsidiaries), (B) no individual, entity or group, excluding the Company, its subsidiaries and any employee benefit plan (or related trust) sponsored or maintained by the Company or the entity resulting from such transaction (or any entity controlled by either the Company or the entity resulting from such transaction), beneficially owns, directly or indirectly, 50% or more of, respectively, of the then-outstanding shares of common stock or common equity interests of the entity resulting from such transaction or the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors or other governing body of such entity except to the extent that such ownership results solely from direct or indirect ownership of the Company that existed prior to such transaction, and (C) at least a majority of the members of the Board or similar governing body of the entity resulting from such transaction were directors at the time of the execution of the initial agreement, or of the action of the Board, providing for such transaction; (iv) approval by the stockholders of the Company of a complete liquidation or dissolution of the Company; or (v) if any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) having beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of less than 30% as of the HighPeak business combination acquires the ability to appoint a majority of the Board.

“Disability” generally means the Named Executive Officer is unable to perform the essential functions of the Named Executive Officer’s position (after accounting for reasonable accommodation, if applicable and required by applicable law), due to physical or mental impairment or other incapacity that continues, or can reasonably be expected to continue, for a period in excess of 120 consecutive days or 180 days, whether or not consecutive (or for any longer period as may be required by applicable law), in any 12-month period.

“Good Reason” generally means, unless otherwise defined in an applicable agreement between the Company and the applicable Named Executive Officer (i) a material diminution in the Named Executive Officer’s base salary; (ii) a material breach by the Company of any of its obligations under the applicable agreement; or (iii) the relocation of the geographic location of the Named Executive Officer’s principal place of employment by more than 50 miles from the location of the Named Executive Officer’s principal place of employment as of the effective date of the applicable agreement. Notwithstanding the foregoing, any assertion by the Named Executive Officer of a termination for Good Reason shall not be effective unless all of the following conditions are satisfied: (A) the condition described in foregoing clauses (i), (ii) or (iii) giving rise to the Named Executive Officer’s termination of employment must have arisen without the Named Executive Officer’s consent; (B) the Named Executive Officer must provide written notice to the Company of the existence of such condition(s) within 30 days after the initial occurrence of such condition(s); (C) the condition(s) specified in such notice must remain uncorrected for 30 days following the Company’s receipt of such written notice; and (D) the date of the termination of the Named Executive Officer’s employment must occur within 90 days after the initial occurrence of the condition(s) specified in such notice. Further, under the Change in Control Severance Payments, a material reduction by the surviving entity in a Change in Control of the total compensation and benefits to which the Named Executive Officer is entitled following the occurrence of a Change in Control is included as an additional prong of the definition of Good Reason.

DIRECTOR COMPENSATION

The following table summarizes the compensation awarded or paid to the non-employee members of our Board for the fiscal year ending December 31, 2024. The compensation paid to our employee directors during fiscal year 2024 is reflected in the Summary Compensation Table under the section entitled “Executive Compensation.”

	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)	Total ($)
Jay M. Chernosky	—	150,006	—	150,006

Keith A. Covington	—	150,006	—	150,006

Jason A. Edgeworth	—	150,006		150,006

Sharon F. Fulgham	—	150,006	—	150,006

Larry C. Oldham	—	157,514	—	157,514

(1)

Amounts reported in the “Fees Earned or Paid in Cash” column reflect the value of awards that the directors elected to receive in cash, as described in more detail below in the narrative following this table.

(2)

Amounts reported in the “Stock Awards” column reflects the aggregate grant date fair value, computed in accordance with FASB ASC Topic 718, of awards of restricted stock awards granted to each director during fiscal year 2024. Pursuant to SEC rules, the amounts shown exclude the effect of estimated forfeitures. The grant date fair value of each restricted stock award was based on a per share price of $14.06, which is the closing price of our Common Stock on June 4, 2024, the grant date of the awards. For additional information regarding the assumptions underlying this calculation please see Note 9 of “Notes to Consolidated Financial Statements” in our Annual Report on Form 10-K. Other than the restricted stock awards granted during fiscal year 2024, the non-employee directors do not hold outstanding stock or option awards. The aggregate number of shares subject to unvested restricted stock awards held by each director as of December 31, 2024 was (i) 10,669 for Mr. Chernosky, (ii) 10,669 for Mr. Covington, (iii) 10,669 for Mr. Edgeworth, (iv) 10,669 for Ms. Fulgham and (v) 11,203 for Mr. Oldham.

Our Board of Directors adopted a comprehensive director compensation program to attract and retain qualified non-employee directors who are critical to the future value, growth and governance of our Company. The compensation package for our non-employee directors requires a significant portion of the total compensation package to be equity-based to align the interest of our directors with our stockholders. Under the director compensation program, our non-employee directors are entitled to the following compensation:

●	No annual cash retainer;

●

For the year ended December 31, 2024, restricted stock awards pursuant to the LTIP with a value of approximately $150,000, determined based on the closing price of our Common Stock of $14.06 per share on June 4, 2024 which is the date the restricted stock awards were granted to the non-employee directors. Subject to each director’s continuous service through the date of the Company’s next annual meeting, the restricted stock awards vest in full on the date of the next annual meeting which is expected to be June 3, 2025; and

●

For the year ended December 31, 2024, to the Chairman of the Audit Committee of the Board (and, when applicable, the Lead Director), an additional restricted stock award pursuant to the LTIP with a value of approximately $7,500 (or at such director’s election, a cash payment), determined based on the closing price of our Common Stock of $14.06 per share on June 4, 2024 which is the date the additional restricted Stock Award was granted to Mr. Oldham. Subject to Mr. Oldham’s continuous service through the date of the Company’s next annual meeting, the additional restricted stock award vests in full on the date of the next annual meeting which is expected to be June 3, 2025.

Each director may elect, prior to the grant of any award pursuant to procedures established by the Company, to receive up to $25,000 of such award in a single lump sum cash payment payable within 30 days following the date of the meeting of the Board in which director equity awards are granted.

Each director is entitled to be reimbursed for: (i) travel and miscellaneous expenses to attend meetings and activities of the Board or any of its committees; (ii) travel and miscellaneous expenses related to such director’s participation in general education and orientation program for directors; and (iii) travel and miscellaneous expenses for each director’s spouse who accompanies a director to attend meetings and activities of the Board or any of its committees. Each director is also fully indemnified by us for actions associated with serving as a director to the fullest extent permitted under Delaware law.

EQUITY COMPENSATION PLAN INFORMATION

Our only equity compensation plan is the LTIP. The LTIP was approved by our stockholders at the annual meeting of our stockholders held on June 1, 2022. For further discussion of the awards granted under the LTIP, please see Note 9 of “Notes to Consolidated Financial Statements” in our Annual Report on Form 10-K.

The following table presents information about our Common Stock that may be issued under the LTIP as of December 31, 2024.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (A)(1)	Weighted- average exercise price of outstanding options, warrants and rights (B)(2)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in Column (A)) (C)(3)
Equity compensation plans approved by security holders	15,598,441	$10.30	605,344
Equity compensation plans not approved by security holders	—	$—	—
Total	15,598,441	$10.30	605,344

(1)

The amount in the “Number of securities to be issued upon the exercise of outstanding options, warrants and rights” column reflects the number of shares of Common Stock to be issued upon exercise of 13,444,062 Options and the number of shares of Common Stock subject to 2,154,379 unvested restricted stock awards.

(2)

The weighted-average exercise price includes shares of Common Stock subject to unvested restricted stock awards, which do not have an associated exercise price. Calculated without regard to the shares of Common Stock subject to unvested restricted stock awards, the weighted-average exercise price is $11.95.

(3)

The amount in the “Number of securities remaining available for future issuance under the equity compensation plans (excluding securities reflected in Column (A))” column reflects the number of securities remaining available for issuance under the LTIP as of December 31, 2024. The LTIP contains a formula for calculating the number of securities available for issuance under the LTIP. Pursuant to such formula, the total number of shares of Common Stock reserved for issuance under the LTIP is equal to 13% of the shares of Common Stock outstanding from time to time.

CORPORATE GOVERNANCE

Board Leadership Structure

Mr. Hightower serves as the Company’s Chairman of the Board and CEO and controls approximately 68% of the outstanding voting power in the Company. The Board believes its leadership structure is enhanced by the efficiencies of having the CEO also serve in the role of Chairman of the Board due to Mr. Hightower’s role in founding the Company and his significant ownership interest in the Company. Mr. Larry Oldham is the “Lead Director” of the Board presiding over executive sessions of the Board of Directors.

Stock Ownership Guidelines

Our Compensation Committee and our Board of Directors have adopted stock ownership guidelines for our Section 16 officers and directors. Under those guidelines, non-employee directors are expected to hold stock having a market value of at least five times their maximum annual cash payment option. The CEO is expected to hold shares of the Company’s Common Stock with a market value of at least six times his or her annual salary, Named Executive Officers at least three times their annual salary and other Section 16 officers at least two times their annual salary.

Each director and officer has five years to meet the stock ownership guidelines beginning with the first measurement date of December 31, 2021. All our directors and Section 16 officers met their stock ownership guidelines as of December 31, 2024.

Insider Trading Policy

We adopted an insider trading policy (“Insider Trading Policy”) governing the purchase, sale and other dispositions of the Company’s securities that applies to directors, officers and employees, and to the Company itself in the repurchase of its own securities. We believe our Insider Trading Policy and repurchase procedures are reasonably designed to promote compliance with insider trading laws, rules and regulations, and the listing standards applicable to the Company. A copy of our Insider Trading Policy was filed as Exhibit 19 to our Annual Report on Form 10-K for the year ended December 31, 2024.

Hedging Prohibitions

Our Insider Trading Policy prohibits our directors and officers from engaging in certain transactions involving our Common Stock, including transactions in the Company’s debt securities, writing puts or calls, short sales, purchases of securities on margin, or otherwise engaging in hedging or monetization transactions.

An insider may be granted an exception to such prohibitions by the Company’s Chief Financial Officer and/or Vice President of Finance (or if such insider is the Chief Financial Officer or Vice President of Finance, the exception may be granted by the Chief Executive Officer). Insiders are also strictly prohibited from purchasing our Common Stock on margin unless express written approval is granted by the Audit Committee or the Board prior to purchasing such securities.  In 2022, the Board amended and restated the Company’s Insider Trading Policy to, among other things, remove the prohibition against the pledging of Company securities. In 2025, the Board amended and restated the Company’s Insider Trading Policy to, among other things, prohibit transacting in or tipping others who may transact in the securities of any other publicly traded company with which the Company does business where insiders receive Material, Non-Public Information about such other company. See “Security Ownership of Certain Beneficial Owners and Management.”

Identification of Director Candidates

It is the responsibility of the Board of Directors, with the assistance of the Nominating & Governance Committee, to identify, evaluate and recommend nominees for election at the annual meeting of stockholders, as well as to fill vacancies or additions on the Board of Directors that may occur between annual meetings. The Board of Directors endeavors to recommend only director candidates who possess the highest personal values and integrity; who have experience and have exhibited achievements in one or more of the key professional, business, financial, legal and other challenges that face a U.S. independent oil and gas company; who exhibit sound judgment, intelligence, personal character and the ability to make independent analytical inquiries; who demonstrate a willingness to devote adequate time to Board of Director duties; and who are likely to be able to serve on the Board of Directors for a sustained period.

While the Board of Directors does not have a formal policy on diversity, it endeavors to achieve a wide range of experiences, skills, attributes and viewpoints among our directors.  The Board of Directors believes it has achieved balance through the representation on the Board of Directors of members having experience in the oil and gas and oilfield services industries, accounting and investment analysis, and legal and corporate governance, among other areas. The Board of Directors does not discriminate based upon race, gender identity or expression, religion, sex, national origin, age, disability, citizenship, sexual orientation, or any other legally protected status.

In identifying potential director candidates, the Board of Directors solicits recommendations from existing directors and senior management, to be considered by the Board of Directors along with any recommendations that have been received from stockholders in accordance with the procedures outlined in the Company’s Amended and Restated Bylaws and Second Amended and Restated Certificate of Incorporation. The Board of Directors will treat recommendations for directors that are received from the Company’s stockholders equally with recommendations received from any other source. Such stockholder recommendations shall be made pursuant to timely notice in writing to c/o Chief Financial Officer, HighPeak Energy, Inc., 421 W. 3rd Street, Suite 1000, Fort Worth, Texas 76102. The Board of Directors may also, in its discretion, retain, and pay fees to, a search firm to provide additional candidates.

Communications with the Board of Directors

Stockholders or other interested parties can contact any director, any committee of the Board or our independent directors as a group, by writing to them c/o Chief Financial Officer, HighPeak Energy, Inc., 421 W. 3rd Street, Suite 1000, Fort Worth, Texas 76102. Comments or complaints relating to the Company’s accounting, internal accounting controls or auditing matters will be referred to members of the Audit Committee. All such communications will be forwarded to the appropriate member(s) of the Board.

Director Independence

The Company’s standards for determining director independence in accordance with applicable Nasdaq Marketplace Rules require the assessment of directors’ independence each year. A director cannot be considered independent unless the Board of Directors affirmatively determines that he or she does not have any relationship with management or the Company that may interfere with the exercise of his or her independent judgment, considering a number of factors including the nature of any personal friendships or relationships among directors and members of management, including any of the relationships that would disqualify the director from being independent under the Nasdaq Marketplace Rules.

The Board of Directors has assessed the independence of each non-employee director under the Company’s guidelines and the independence standards of the Nasdaq. The Board of Directors affirmatively determined that each of Messrs. Chernosky, Covington, Edgeworth and Oldham and Ms. Fulgham are independent.

In connection with its assessment of the independence of each non-employee director, the Board of Directors also determined that each of Messrs. Chernosky, Covington and Oldham are independent as defined in Section 10A of the Exchange Act and under the standards set forth by the Nasdaq applicable to members of the Audit Committee.

At each meeting of the Board, the five independent directors are provided with an opportunity to meet in executive sessions to identify and evaluate issues facing the Company, engaging in a frank and candid dialogue without management being present.

Oversight of Risk Management

The Board of Directors oversees the Company’s assessment of major risks that the Company faces in the short-, intermediate- and long-term timeframe at least annually, and the measures taken to manage such risks. For example, the Board of Directors:

●	oversees the long-term strategic plans of the Company and assesses risks that could cause the Company to fail to achieve such plans and efforts to mitigate such risks;

●	oversees and assesses applicable ESG risks and related mitigation efforts;

●	reviews management’s capital spending plans, approves the Company’s capital budget and requires that management present for Board review significant departures from those plans;

●	oversees management of the Company’s indirect exposure to commodity price fluctuations through regular review with executive management;

●	monitors the Company’s liquidity profile and its compliance with the financial covenants contained in its borrowing arrangements; and

●

has established specific dollar limits on the commitment authority of members of senior management for certain transactions and requires Board approval of expenditures exceeding that authority and of other material contracts and transactions.

The Company’s Audit Committee is responsible for overseeing the Company’s assessment and management of financial reporting and internal control risks, as well as other financial risks, such as the credit risks associated with counterparty exposure.

The Audit Committee is responsible for discussing with management the Company’s significant financial risk exposures and the actions management has taken to monitor and control such exposures. Management and the Company’s independent registered public accounting firm report regularly to the Audit Committee on those subjects. The Audit Committee oversees cybersecurity risks and receives briefings from time-to-time from senior leadership on cybersecurity and information security as requested.

The Company’s Compensation Committee is responsible for overseeing the assessment of risks related to the Company’s overall compensation programs and policies for employees.

The Company’s Nominating & Governance Committee is responsible for overseeing the Company’s policies and programs related to corporate governance and the annual performance evaluation of the Board, its committees and of management, and for advising and making recommendations to the Board regarding director nominations, director independence, Board and Committee structure and succession planning.

The Company’s ESG Committee is responsible for overseeing the Company’s policies and performance related to its environmental, social and corporate responsibilities and the preparation of the Company’s annual sustainability report.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information known to the Company regarding ownership of shares of voting securities of the Company, which consists of our Common Stock and warrants, as of the Record Date by:

●	each person who is known by the Company to own beneficially more than 5% of the outstanding shares of the Company’s Common Stock;

●	each of the Company’s current Named Executive Officers and directors (including nominees); and

●	all current Executive Officers and directors of the Company, as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security or has the right to acquire such securities within sixty (60) days, including options and warrants that are currently exercisable or exercisable within sixty (60) days.

The beneficial ownership of voting securities of the Company is based on 126,067,436 shares of our Common Stock, issued and outstanding as of the Record Date.

Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them. Unless otherwise indicated, the address of each person named in the table below is 421 W. 3rd Street, Suite 1000, Fort Worth, Texas 76102.

	Shares Beneficially Owned
	Number	Percent
Directors and Named Executive Officers:
Jack Hightower (1)(2)(3)(4)(5)	94,749,036	75.2%
Michael L. Hollis (6)(7)(8)(9)	3,402,256	2. 7%
Rodney L. Woodard (10)(11)	1,012,138	*
Jay M. Chernosky (12)	47,220	*
Keith A. Covington (12)(13)	59,034	*
Jason A. Edgeworth (12)	28,006	*
Sharon F. Fulgham (12)	54,040	*
Larry C. Oldham (14)(15)	83,136	*

5% Stockholders:
HighPeak Energy Partners, LP (16)	44,498,461	35.3%
HighPeak Energy Partners II, LP (17)	36,740,593	29.1%
The John Paul DeJoria Family Trust (18)	19,885,172	15.8%
All Directors and Named Executive Officers of the Company as a Group (8 Individuals)	99,434,866	78.9%

*	Less than one percent.

(1)

Represents shares beneficially owned by (i) HighPeak Pure Acquisition, LLC (“Sponsor”), of which this individual is a manager, (ii) HighPeak Energy Partners, LP (“HPEP I”), of which this individual has the number of votes necessary to constitute a majority of the total number of votes held by all of the managers of the general partner of HPEP I’s general partner and (iii) HighPeak Energy Partners II, LP (“HPEP II”), of which this individual has the number of votes necessary to constitute a majority of the total number of votes held by all of the managers of the general partner of HPEP II’s general partner, and, therefore, may be deemed to have voting and dispositive power over shares held by such entities. Mr. Hightower disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

(2)

Includes (i) 2,336 shares of Common Stock and (ii) 2,336 warrants to purchase shares of Common Stock, exercisable within sixty (60) days of the date hereof, beneficially owned by Mr. Hightower’s family member. Mr. Hightower disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

(3)	Includes 7,847,495 shares of Common Stock issuable upon the exercise of stock options that have been vested as of the date hereof.

(4)

Includes (i) 3,276,545 shares of Common Stock, (ii) 681,298 warrants to purchase shares of Common Stock, issuable upon the exercise of the warrants exercisable within sixty (60) days of the date hereof, and (iii) certain interests in HighPeak Energy Partners, LP and HighPeak Energy Partners GP, LP which are pledged to secure a bank loan. Additional shares of Common Stock and warrants acquired in the future may also be pledged to secure other loans, including loans to purchase additional shares of Common Stock as approved in accordance with our Insider Trading Policy, from time to time.

(5)	Includes 1,385,500 shares of restricted Common Stock which vests on the earlier of December 31, 2025 or a change in control of the Company.

(6)	Includes 45,051 warrants to purchase shares of Common Stock, issuable upon the exercise of the warrants exercisable within sixty (60) days of the date hereof.

(7)	Includes 115,000 shares of restricted Common Stock which vests on the earlier of December 31, 2025 or a change in control of the Company.

(8)

Includes (i) 3,720 shares of Common Stock and (ii) 200 warrants to purchase shares of Common Stock, exercisable within sixty (60) days of the date hereof, beneficially owned by family members of Mr. Hollis. Mr. Hollis disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

(9)	Includes 1,876,200 shares of Common Stock issuable upon the exercise of stock options that have been vested as of the date hereof.

(10)

Includes (i) 1,000 warrants to purchase shares of Common Stock, exercisable within sixty (60) days of the date hereof and (ii) 13,000 shares of Common Stock and 13,000 warrants to purchase shares of Common Stock, exercisable within sixty (60) days of the date hereof, held through a personal investment vehicle. Mr. Woodard disclaims beneficial ownership of such shares held indirectly except to the extent of his pecuniary interest therein.

(11)	Includes 831,000 shares of Common Stock issuable upon the exercise of stock options that have been vested as of the date hereof.

(12)	Includes 10,669 shares of restricted Common Stock which vests on the earlier of the date of the 2025 HighPeak Energy Annual Meeting of Stockholders or a change in control of the Company.

(13)

Includes (i) 7,500 warrants to purchase shares of Common Stock, exercisable within sixty (60) days of the date hereof and (ii) 500 warrants to purchase shares of Common Stock, exercisable within sixty (60) days of the date hereof, beneficially owned by Mr. Covington’s family member. Mr. Covington disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

(14)	Includes 11,203 shares of restricted Common Stock which vests on the earlier of the date of 2025 HighPeak Energy Annual Meeting of Stockholders or a change in control of the Company.

(15)

Includes 28,500 shares of Common Stock held through a personal investment vehicle. Mr. Oldham disclaims beneficial ownership of such shares held indirectly except to the extent of his pecuniary interest therein.

(16)

Includes 39,642,461 shares owned by HighPeak Energy, LP (“HighPeak I”) and 4,856,000 shares owned by Sponsor, both of which are wholly owned subsidiaries of HPEP I. The general partner of HighPeak I is HighPeak Energy GP, LLC, which is a wholly owned subsidiary of HPEP I. The general partner of HPEP I is HighPeak Energy Partners GP, LP, whose general partner is HighPeak GP, LLC (“HP GP I”). Mr. Hightower has the right to appoint all of the managers to the board of managers of HP GP I and is one of three managers of HP GP I. Mr. Hightower has the number of votes necessary to constitute a majority of the total number of votes held by all of the managers of HP GP I at any given time, which acts by majority vote. As a result, Mr. Hightower may be deemed to have or share beneficial ownership of the securities held directly by HPEP I. Mr. Hightower disclaims any such beneficial ownership of such securities to the extent of his pecuniary interest therein.

(17)

The general partner of HighPeak Energy II, LP (“HighPeak II”) is HighPeak Energy GP II, LLC, which is a wholly owned subsidiary of HPEP II. The general partner of HPEP II is HighPeak Energy Partners GP II, LP, whose general partner is HighPeak GP II, LLC (“HP GP II”). Mr. Hightower has the right to appoint all of the managers of HP GP II. Mr. Hightower has the number of votes necessary to constitute a majority of the total number of votes held by all of the managers of HP GP II at any given time, which acts by majority vote. As a result, Mr. Hightower may be deemed to have or share beneficial ownership of the securities held directly by HPEP II. Mr. Hightower disclaims any such beneficial ownership of such securities to the extent of his pecuniary interest therein.

(18)

Represents 14,385,172 shares of Common Stock and 5,500,000 warrants to purchase shares of Common Stock, issuable upon the exercise of the warrants exercisable within sixty (60) days of the date hereof, owned by The John Paul DeJoria Family Trust. The address of the John Paul DeJoria Family Trust is 109 West 7th Street, Suite 200, Georgetown, Texas 78626.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Compensation arrangements with our Named Executive Officers and directors are described elsewhere in this Proxy Statement.

See “Security Ownership of Certain Beneficial Owners and Management” for information regarding the ownership of our securities by our control persons.

We have adopted a written related party transaction policy (the “RPT Policy”), which covers transactions in excess of $120,000 between the Company and our directors, director nominees, senior officers, greater than 5% stockholders and persons related to such stockholders, including immediate family members and entities they control. The RPT Policy requires that any such transaction be considered and approved by our Board. In reviewing such transactions, the RPT Policy requires the Board to consider all material facts, including but not limited to whether the Interested Transaction (as defined in the RPT Policy) is on terms no less favorable than terms generally available to unaffiliated third-parties under same or similar circumstances, the extent of the Related Person’s (as defined the RPT Policy) interest in the transaction and whether the Interested Transaction is material to the Company.

Stockholders’ Agreement

On August 21, 2021, Pure’s Sponsor, HighPeak I, HighPeak II, HighPeak III and Mr. Hightower (collectively, with each of their respective affiliates and permitted transferees, the “Principal Stockholder Group”), on the one hand, and the Company, on the other hand, entered into the Stockholders’ Agreement, which governs certain rights and obligations following the closing of the HighPeak business combination (the “Stockholders’ Agreement”).

Under the Stockholders’ Agreement, the Principal Stockholder Group are entitled, based on its percentage ownership of the total amount of Common Stock issued and outstanding immediately following the closing of the HighPeak business combination (the “Original Shares”) and provided that the Original Shares constitute not less than the percentage of the then outstanding total voting securities of the Company set forth below, to nominate a number of directors for appointment to the Board as follows:

●

for so long as (i) the Principal Stockholder Group beneficially owns at least 35% of the Original Shares and (ii) the Original Shares constitute at least 30% of the Company’s then-outstanding voting securities, the Principal Stockholder Group can designate up to four (4) nominees, and if the Principal Stockholder Group owns less than 50% of the total outstanding voting securities, at least one nominee shall be independent as defined by applicable listing standards;

●

for so long as (i) the Principal Stockholder Group beneficially owns less than 35% but at least 25% of the Original Shares and (ii) the Original Shares constitute at least 25% of the Company’s then-outstanding voting securities, the Principal Stockholder Group can designate up to three (3) nominees;

●

for so long as (i) the Principal Stockholder Group beneficially owns less than 25% but at least 15% of the Original Shares and (ii) the Original Shares constitute at least 15% of the Company’s then-outstanding voting securities, the Principal Stockholder Group can designate up to two (2) nominees; and

●

if (i) the Principal Stockholder Group beneficially owns less than 15% but at least 5% of the Original Shares and (ii) the Original Shares constitute at least 7.5% of the Company’s then-outstanding voting securities, the Principal Stockholder Group can designate one (1) nominee.

If at any time the Principal Stockholder Group owns less than 5% of the Original Shares or the Original Shares constitute less than 7.5% of the Company’s then-outstanding voting securities, it will cease to have any rights to designate individuals for nomination to the Board.

For so long as the Principal Stockholder Group has the right to designate at least one director for nomination under the Stockholders’ Agreement, the Company will take all Necessary Action (as defined therein) to ensure that the number of directors serving on the Board shall not exceed seven. For so long as the Principal Stockholder Group owns a number of shares of Common Stock equal to at least (i) 20% of the Original Shares and (ii) 7.5% of the then-outstanding voting securities of the Company, the Company and the Principal Stockholder Group shall have the right to have a representative appointed to serve on each committee of the Board (other than the Audit Committee) for which any such representative is eligible pursuant to applicable laws and the Nasdaq. For so long as the Principal Stockholder Group has the right to designate one or more individuals for nomination to the Board, the Principal Stockholder Group shall have the right to appoint one non-voting observer to the Board.

The Stockholders’ Agreement also includes customary restrictions on the transfer of equity securities to certain persons acquiring beneficial ownership. Pursuant to the Stockholders’ Agreement, the Principal Stockholder Group will agree not to transfer, directly or indirectly, any equity securities of the Company for a period of 180 days after the closing of the HighPeak business combination, subject to certain customary exceptions. The Stockholders’ Agreement will terminate as to (i) each stockholder upon the time at which the Principal Stockholder Group no longer has the right to designate an individual for nomination to the Board under the Stockholders’ Agreement and (ii) a member of the Principal Stockholder Group that no longer owns any of the Original Shares.

Registration Rights Agreement

On August 21, 2020, the Company entered into the Registration Rights Agreement, by and among the Principal Stockholder Group and certain other security holders named therein (the “Registration Rights Agreement”), pursuant to which the Company will be obligated, subject to the terms thereof and in the manner contemplated thereby, to register for resale under the Securities Act all or any portion of the shares of Common Stock that the holders named thereto hold as of the date of such agreement and that they may acquire thereafter, including upon the conversion, exchange or redemption of any other security therefor (the “Registrable Securities”). The Company has agreed to file and cause to become effective a registration statement covering the Registrable Securities held by such holder making a demand for registration, provided that no fewer than the amount of Registrable Securities representing the lesser of (i) $25 million and (ii) all Registrable Securities owned by such holder, as applicable, are covered under the holder’s demand for registration. The holders can submit a request beginning immediately after the HighPeak business combination. Under the Registration Rights Agreement, the holders also have “piggyback” registration rights exercisable at any time that allow them to include the shares of Common Stock that they own in certain registrations initiated by the Company, provided that such holder elects to include its Registrable Securities in an amount not less than $5 million. Subject to customary exceptions, holders will also have the right to request one or more underwritten offerings of Registrable Securities, provided, that, they hold at least $5 million in Registrable Securities and each such offering include a number of Registrable Securities equal to the lesser of (i) $25 million and (ii) all of the Registrable Securities owned by such holders as of the date of the request. In the event that the sale of registered securities under a registration statement would require disclosure of certain material non-public information not otherwise required to be disclosed, the Company may postpone the effectiveness of the applicable registration statement or require the suspension of sales thereunder. The Company may not delay or suspend a registration statement on more than two (2) occasions for more than sixty (60) consecutive calendar days or more than ninety (90) total calendar days, in each case, during any twelve (12) month period.

PROPOSAL TWO—RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has appointed Weaver as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2025. The audit of the Company’s consolidated financial statements for the fiscal year ending December 31, 2024, was completed by Weaver on March 10, 2025.

The Board of Directors is submitting the appointment of Weaver for ratification at the Annual Meeting. The submission of this matter for approval by stockholders is not legally required, but the Board of Directors and the Audit Committee believe the submission provides an opportunity for stockholders, through their vote, to communicate with the Board of Directors and the Audit Committee about an important aspect of corporate governance. If the stockholders do not ratify the appointment of Weaver, the Audit Committee will reconsider the appointment of that firm as the Company’s independent registered public accounting firm.

The Audit Committee has the sole authority and responsibility to retain, evaluate and replace the Company’s independent registered public accounting firm. The stockholders’ ratification of the appointment of Weaver does not limit the authority of the Audit Committee to change independent registered public accounting firms at any time.

Audit and Other Fees

The table below presents the aggregate fees billed by Weaver, the Company’s independent registered public accounting firm, for services provided for 2024 and 2023:

	2024	2023
Audit Fees (1)	$915,010	$756,670
Audit-Related Fees (2)	—	48,204
Tax Fees	—	—
All Other Fees (3)	—	—
Total Fees	$915,010	$804,874

(1)

Audit fees consist of the aggregate fees paid for professional services rendered for the audit of our annual financial statements included in our Annual Report on Form 10-K and a review of financial statements included in our Quarterly Reports on Form 10-Q.

(2)

Audit-related fees consist of the aggregate fees paid for professional services rendered for the filing of a prospectus supplement to the prospectus that forms a part of the Registration Statement on Form S-3 (File No. 333-261706) filed with the SEC on July 21, 2023 in connection with the Underwritten Equity Offering that took place in July of 2023.

(3)	No other Fees were incurred in 2024 or 2023.

The Audit Committee Charter and its pre-approval policy require that the Audit Committee review and pre-approve the plan and scope of Weaver’s audit, audit-related, tax and other services. The Chairman of the Audit Committee has the authority to grant pre-approvals, provided such approvals are within the pre-approval policy and presented to the Audit Committee at a subsequent meeting. All the fees described above under Audit-Related Fees, Tax Fees and All Other Fees for 2024 and 2023 were pre-approved by the Audit Committee pursuant to its pre-approval policies and procedures.

The Company expects that representatives of Weaver will be present at the Annual Meeting to respond to appropriate questions and to make a statement if they desire to do so.

Vote Required

Approval of Proposal TWO requires the affirmative vote of the holders of at least a majority of the shares present or represented by proxy and entitled to vote thereat. Votes cast FOR or AGAINST and abstentions with respect to this Proposal TWO will be counted as shares entitled to vote on the Proposal. A vote to ABSTAIN will have the effect of a vote AGAINST the Proposal. Because record holders have discretion to vote on this Proposal, we expect there will be no broker non-votes.

Recommendation of the Board

The Board of Directors unanimously recommends that stockholders vote FOR the ratification of the appointment of Weaver and Tidwell, L.L.P. as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2025.

AUDIT COMMITTEE REPORT

The information contained in this Audit Committee Report and references in this Proxy Statement to the independence of the Audit Committee members shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Exchange Act, as amended, except to the extent that the Company specifically incorporates such information by reference in such filing.

The Audit Committee is a separately designated standing committee of the Board established in accordance with Section 3(a)(58)(A) of the Exchange Act and operates under a written charter adopted as of August 21, 2020, and which will be reviewed annually.

Management is responsible for our system of internal controls and the financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of our consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and issuing a report thereon. The Audit Committee is responsible for monitoring (i) the integrity of our financial statements, (ii) our compliance with legal and regulatory requirements and (iii) the independence and performance of our independent registered public accounting firm.

The Audit Committee has reviewed and discussed with our management and the independent registered public accounting firm the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2024, including a discussion of the quality, not just the acceptability, of the accounting principles applied, the reasonableness of significant judgments and the clarity of disclosures in the consolidated financial statements. Management represented to the Audit Committee that our consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. The Audit Committee discussed with the independent registered public accounting firm matters required to be discussed by standards of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC.

Our independent registered public accounting firm also provided to the Audit Committee the written disclosure required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence. The Audit Committee discussed with the independent registered public accounting firm that firm’s independence.

Based on the Audit Committee’s discussions with management and the independent registered public accounting firm, and the Audit Committee’s review of the representations of management and the report of the independent registered public accounting firm to the Audit Committee, the Audit Committee recommended that the Board include the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC.

Audit Committee of the Board of Directors

Larry C. Oldham, Chairman
Jay M. Chernosky, Member
Keith A. Covington, Member

STOCKHOLDER PROPOSALS AND DIRECTOR NOMINEES

Any stockholder of the Company who desires to submit a proposal for inclusion in the Company’s 2026 Annual Meeting proxy materials pursuant to Rule 14a-8 under the Exchange Act must submit such proposal to the Company at its principal executive offices no later than December 17, 2025, unless the date of the 2026 Annual Meeting is more than thirty (30) days from June 3, 2026, in which case the proposal must be received at the Company’s principal executive offices a reasonable time before the Company begins to print and mail its 2026 Annual Meeting proxy materials, or otherwise as permitted by applicable law. The form and substance of these proposals must satisfy the requirements established by our Amended and Restated Bylaws and the SEC.

Any stockholder of the Company who desires to submit a proposal for action at the 2026 Annual Meeting, including for nominations of persons for election to the Board of Directors, but does not wish to have such proposal included in the Company’s proxy materials, must be in compliance with the notice procedures and informational requirements set forth in the Amended and Restated Bylaws and submit such proposal to the Company at its principal executive offices between February 3, 2026 and March 5, 2026.

To comply with Rule 14a-19 of the Exchange Act, in addition to satisfying the requirements in the notice procedures of our Amended and Restated Bylaws as set forth above, a stockholder who intends to solicit proxies in support of director nominees other than the Company’s nominees for our 2026 Annual Meeting must provide the notice and information required and comply with the additional requirements of Rule 14a-19 of the Exchange Act to the Company at the Company’s principal executive offices so that it is received by April 5, 2026, unless Rule 14a-19 of the Exchange Act provides for an earlier date, in which case, such earlier date shall apply. We will only consider proposals and nominations that meet the requirements of the applicable rules of the SEC and our Amended and Restated Bylaws.

AVAILABILITY OF CERTAIN DOCUMENTS

A copy of our 2024 Annual Report on Form 10-K for the year ended December 31, 2024 is available at www.sec.gov along with this Proxy Statement to all stockholders entitled to notice of and to vote at the Annual Meeting. The Annual Report on Form 10-K is not incorporated into this Proxy Statement and is not considered proxy-soliciting material. We will mail without charge, upon written request, a copy of our Annual Report on Form 10-K including exhibits. Please send a written request to the Chief Financial Officer at:

HighPeak Energy, Inc.
421 W. 3rd Street, Suite 1000
Fort Worth, Texas 76102

The charters for our Audit Committee, Compensation Committee, Nominating & Governance Committee and ESG Committee as well as our Code of Business Conduct and our Financial Code of Ethics are posted on the Company’s website at https://ir.highpeakenergy.com/ under the “Corporate Governance – Governance Highlights” tab, and are also available in print without charge upon written request to Chief Financial Officer at the address above.

Stockholders residing in the same household who hold their stock through a bank or broker may receive only one copy of the Notice of Internet Availability in accordance with a notice sent earlier by their bank or broker. This practice will continue unless instructions to the contrary are received by your bank or broker from one or more of the stockholders within the household. We will promptly deliver a separate copy to such stockholders upon receipt of a written or oral request to the Chief Financial Officer at the address above, or by calling (817) 850-4650.

If you hold your shares in street name and reside in a household that received only one copy, you can request to receive a separate copy in the future by following the instructions sent by your bank or broker. If your household is receiving multiple copies, you may request that only a single copy be sent by following the instructions sent by your bank or broker.

P R O X Y

HighPeak Energy, Inc.
421 W. 3rd Street, Suite 100
Fort Worth, Texas 76102

FOR THE 2025 ANNUAL MEETING OF STOCKHOLDERS OF

HIGHPEAK ENERGY, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints each of Jack Hightower and Michael L. Hollis (the “Proxies”), and each of them independently, with full power of substitution, as proxies to vote all of the shares of common stock of HighPeak Energy, Inc. that the undersigned is entitled to vote (the “Shares”) at the 2025 Annual Meeting of Stockholders of HighPeak Energy, Inc. (the “Annual Meeting”) to be held at 421 W. 3rd Street, Suite 1000, Fort Worth, Texas 76102 on June 3, 2025, at 10:00 a.m., Central Time, and at any adjournments and/or postponements thereof. Such Shares shall be voted as indicated with respect to the proposals listed on the reverse side hereof and, unless such authority is withheld on the reverse side hereof, in the Proxies’ discretion on such other matters as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The undersigned acknowledges receipt of the enclosed proxy materials, including the proxy statement and this proxy card, and revokes all prior proxies for said meeting.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS “FOR” PROPOSAL NOS. 1 AND 2. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY.

(Continued and to be marked, dated and signed on the reverse side)

Please mark vote as indicated in this example ☒	HIGHPEAK ENERGY, INC. —THE HIGHPEAK BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL NOS. 1 AND 2.

(1) Election of Director: Keith A. Covington	FOR ☐		WITHHOLD ☐
(1) Election of Director: Michael L. Hollis	FOR ☐		WITHHOLD ☐
(2) Appointment of Weaver and Tidwell, L.L.P. to Serve as independent registered public accounting firm for the fiscal year ending December 31, 2025	FOR ☐	AGAINST ☐	ABSTAIN ☐

Dated:

Signature

(Signature if held Jointly)

When Shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the president or another authorized officer. If a partnership, please sign in partnership name by an authorized person.

The Shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is made, this proxy will be voted in accordance with the recommendations of the Board of Directors: “FOR” each of Proposal Nos. 1 and 2. If any other matters properly come before the Annual Meeting, unless such authority is withheld on this proxy card, the Proxies will vote on such matters in their discretion.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice, Proxy Statement, proxy card and Annual Report on Form 10-K are available at https://www.cstproxy.com/highpeakenergy/2025.